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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1995 (except with respect to the matters discussed in Notes A and C, as to which the date is July 25, 1995), on the Transco Energy Company-Contributed Assets combined financial statements for the year ended December 31, 1994 included in Williams Holdings of Delaware, Inc.'s Form 10 incorporated by reference in this registration statement and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
October 18, 1995